Exhibit 99.1

Pure Cycle Corporation

Appoints Two Industry Leaders, Chris Fink and Kelly Haecker, to its Board of Directors

DENVER, CO / GLOBE NEWSWIRE / August 25, 2026 – Pure Cycle Corporation (Nasdaq Capital Market: PCYO) (“Pure Cycle”, “we”, “us” or “our”) announced today that two new independent directors, Chris Fink and Kelly Haecker, were appointed to its Board of Directors (the “Board”), effective August 24, 2026. The appointments follow the two vacancies created earlier in the year and return the Board to eight directors, seven of whom are independent.

Mr. Fink brings four decades of municipal finance experience, including more than thirty years leading the municipal energy practices at Bank of America Merrill Lynch and Morgan Stanley, where he served as underwriter on over $174 billion of financings for municipal utilities. Mr. Haecker brings public company chief financial officer experience, having led WhiteWave Foods through its 2012 initial public offering and its $12.5 billion sale to Danone in 2017, and currently serves as a partner at Capitol Peak Partners, a Denver-based private investment firm.

“We are delighted to welcome Chris and Kelly to our Board,” commented Mark Harding, President and CEO. “Pure Cycle combines a long-lived water resource portfolio with a public finance structure that converts the public infrastructure we build into shareholder capital. Chris has spent his career at the center of exactly that kind of financing, and few people understand municipal utility credit, rating agency strategy and the municipal markets better. Kelly has been a public company chief financial officer and has delivered strong shareholder returns via operating performance and successful exits, including the sale of WhiteWave Foods through a $12.5 billion transaction, and he brings a disciplined view of capital allocation from both an operating and an investment perspective. Their backgrounds support the Company’s focus on long-term shareholder value.”

About Mr. Fink

Mr. Fink has over forty years of experience in municipal finance and public finance law. From 2003 until 2025 he served as a Managing Director at Bank of America and its predecessor Merrill Lynch, where he was Head of the Municipal Energy Group nationally, Head of Southeast Public Finance, and a member of the firm’s Municipal Management Committee. During his tenure he served as underwriter on over $174 billion of financings for municipal utilities and as lead manager on over $63 billion, was lead manager for nineteen of the twenty largest public power issuers in the United States, and Mr. Fink’s team at Bank of America was ranked first in public power transactions and in natural gas commodity prepayment transactions. He advised municipal utilities on generation asset acquisitions, on rating agency and investor relations strategy, and represented a large public power entity before the U.S. Department of Energy in securing a federal loan guarantee.

From 1992 to 2003, Mr. Fink was an Executive Director and Head of the Municipal Energy Group at Morgan Stanley, where he led the underwriting of over $37 billion of municipal utility financings, served as financial advisor on over $6 billion, advised on the largest municipalization in U.S. history for the Long Island Power Authority, and served on the board of Morgan Stanley Derivative Products Inc. He began his career as a tax attorney at Mudge Rose Guthrie Alexander & Ferdon and later at Milbank, Tweed, Hadley & McCloy, where he was recruited to build the tax practice for that firm’s newly formed municipal finance group.

Mr. Fink received a Bachelor of Arts degree from the State University of New York at Albany, a Juris Doctor from the State University of New York at Buffalo, and an LL.M. in Taxation from New York University School of Law. Mr. Fink also holds Series 7, 53 and 63 licenses.

In determining Mr. Fink’s qualifications to serve on the Board, the Board considered, among other things, his extensive experience in municipal and public utility finance, his background as a tax attorney in municipal finance, his experience advising issuers on rating agency and investor relations strategy, and his knowledge of energy and natural gas markets, each of which is relevant to the financing of public improvements at Sky Ranch, our special district bonding program, and the utility infrastructure we develop.

About Mr. Haecker

Mr. Haecker has over thirty-five years of financial leadership experience across public and private companies. Since 2018, he has been a Partner at Capitol Peak Partners, where he is responsible for sourcing, evaluating and executing investments and for providing financial and operational counsel to portfolio companies following acquisition.

Prior to Capitol Peak, Mr. Haecker served as Executive Vice President and Chief Financial Officer of WhiteWave Foods, where he provided financial leadership for the company’s 2012 initial public offering and directed all financial activities, culminating in the $12.5 billion sale to Danone in 2017. He joined WhiteWave as Senior Vice President and Chief Financial Officer of WWF Operating Company, its primary North American operating division. Earlier in his career Mr. Haecker held senior management roles at Gillette, first as head of finance for its Duracell battery division and subsequently leading the finance function for Gillette’s European Commercial Operations from Geneva, Switzerland. He also served as Senior Vice President and Chief Financial Officer of Mother’s–Archway Cookie Company and as Vice President and Corporate Controller of Specialty Foods Corporation. He began his career in the Commercial Audit and Financial Consulting Division of Arthur Andersen LLP.

Mr. Haecker received a Bachelor of Science degree from the University of Nebraska and a Master of Management from the Kellogg School of Management at Northwestern University. He currently serves on the Board of Directors of Universal Pure, Elevation Foods, and Morning Glory Dairy.

In determining Mr. Haecker’s qualifications to serve on the Board, the Board considered, among other things, his experience as the chief financial officer of a publicly traded company, his leadership of an initial public offering and a large strategic transaction, his private investment and capital allocation experience, and his background in audit and financial reporting.

Company Information

Pure Cycle continues to strengthen its operations, build its balance sheet, and drive recurring revenues. We operate in three distinct business segments, each of which complements the others. At our core, we are a vertically integrated wholesale water and wastewater service provider. In 2017, we launched our land development segment, which develops master planned communities on land we own and to which we provide water and wastewater services. In 2021, we launched our newest line of business, the rental of single-family homes located at Sky Ranch, which provides long-term recurring revenues, furthers our land development operations, and adds more customers to our water resource segment.

Additional information, including our recent press releases and SEC filings, is available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, or our CFO, Marc Spezialy, at 303-292-3456 or info@purecyclewater.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as statements about the following: our expectations regarding the contributions of our newly appointed directors; the relevance of their experience to the matters before our Board; and our public finance structure and our ability to redeploy capital from the infrastructure we develop. The words “anticipate,” “likely,” “may,” “should,” “could,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “potential” and similar expressions are intended to identify forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ from projected results include, without limitation: home mortgage interest rates, inflation, trade policies, tariffs, and other factors impacting the housing market and home sales; the risk factors discussed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended August 31, 2025; and those factors discussed from time to time in our press releases, public statements and documents filed or furnished with the U.S. Securities and Exchange Commission.

SOURCE: Pure Cycle Corporation